EXHIBIT 4.5

GXS CORPORATION

and each of the Guarantors named herein

SENIOR SECURED FLOATING RATE NOTES DUE 2008

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INDENTURE

Dated as of March 21, 2003

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WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Trustee

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Table of Contents

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     INDENTURE dated as of March 21, 2003 among GXS Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined) and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”).

     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Senior Secured Floating Rate Notes due 2008 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend, and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under Section 4.11 hereof and under the last paragraph of Section 4.07 hereof only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets owned by the Company and its Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or rights having a fair market value of less than $5.0 million;

(2) a transfer of assets or rights between or among the Company and its Wholly Owned Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business and consistent with industry practice;

(5) the disposition of equipment no longer used or useful in the business of the Company or any of its Restricted Subsidiaries;

(6) a Sale/Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets;

(7) the sale or other disposition of Cash Equivalents;

(8) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default;

(9) the grant of any license of patents or trademarks or registrations therefor and other similar intellectual property in the ordinary course of business and consistent with industry practice;

(10) a sale of accounts receivable and related assets pursuant to a Receivables Facility; and

(11) any Restricted Investment permitted to be made pursuant to Section 4.07 hereof.

     “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

     “Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Permitted Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Own” and “Beneficially Owned” have a corresponding meaning.

     “Board of Directors” means the Board of Directors of the Company.

     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

     “Business Day” means any day other than a Legal Holiday.

     “Calculation Agent” means the Trustee or such other financial institution as the Company may from time to time appoint to calculate LIBOR for purposes of this Indenture.

     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or an Affiliate thereof or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     “Change of Control” means the occurrence of any of the following:

(1) (A) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 45% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise, and (B) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee or a Person controlling such surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

     “Clearstream” means Clearstream Banking, S.A.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Collateral” means all property and assets of the Company or any Guarantor with respect to which from time to time a Lien is granted as security for the Notes pursuant to the applicable Security Documents.

     “Collateral Agent” means the Trustee in its capacity as the “Collateral Agent” under and as defined in the Security Documents and any successor thereto in such capacity.

     “Commission” means the Securities and Exchange Commission.

     “Company” means GXS Corporation, a Delaware corporation, and any and all successors thereto.

     “Consolidated Coverage Ratio” means as of any date of determination, the ratio of:

(1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to

(2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (in each case other than Indebtedness incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(C) if since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any such Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be consistent with Regulation S-X, promulgated under the Securities Act, as such regulation is in effect from time to time, and permitted by the Securities and Exchange Commission to be reflected in pro forma financial statements included in a registration statement filed with the Securities and Exchange Commission.

     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the date of determination in excess of twelve months).

     “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, plus, to the extent incurred by the Company or its Consolidated Subsidiaries in such period but not included in such interest expense, without duplication:

(1) interest expense attributable to Capital Lease Obligations and the imputed interest with respect to Attributable Debt;

(2) amortization of debt discount;

(3) amortization of debt issuance costs (other than any such costs associated with the Credit Agreement, the Notes or the Senior Subordinated Notes);

(4) capitalized interest;

(5) noncash interest expense;

(6) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financings;

(7) interest or dividends accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Consolidated Subsidiary;

(8) net costs associated with Hedging Obligations (including amortization of fees);

(9) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Consolidated Subsidiaries of the Company, to the extent held by Persons other than the Company or another Consolidated Subsidiary;

(10) interest incurred in connection with investments in discontinued operations; and

(11) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness incurred by such plan or trust.

     Notwithstanding anything to the contrary contained herein, non-customary commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including, without limitation, in connection with a Receivables Facility) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets as contemplated by the definition of “Receivables Facility” shall be included in Consolidated Interest Expense.

     “Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

(1) any net income of any Person (other than the Company) which is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that:

(A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (2) below) and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income (or loss) of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, shall be excluded from such Consolidated Net Income except that:

(A) subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves relating thereto);

(4) any extraordinary gain or loss shall be excluded from such Consolidated Net Income;

(5) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

(6) fees and expenses, in an amount not to exceed an aggregate of $55.0 million, paid (i) pursuant to the Recapitalization Agreement and related agreements and (ii) in connection with the Credit Agreement, the issuance of the Senior Subordinated Notes and the issuance of the Notes, to the extent deducted in computing Consolidated Net Income, shall be added back;

(7) gains or losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded from such Consolidated Net Income;

(8) any non-cash deferred tax expense shall be excluded from such Consolidated Net Income; and

(9) any expense or loss arising from any obligation of General Electric to assume, indemnify or reimburse the Company in connection with certain litigation proceedings and other matters under the Recapitalization Agreement shall be excluded from such Consolidated Net Income to the extent that any payments required in respect thereof were made by General Electric and its Affiliates (other than the Company and its Subsidiaries) or, if initially made by the Company or its Subsidiaries, to the extent reimbursed by General Electric and its Affiliates to the Corporation or such Subsidiaries.

     “Consolidated Subsidiaries” means the Restricted Subsidiaries; provided, however, that the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment.

     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

     “Credit Agent” means, at any time, the Person serving at such time as the sole lender or as the “Agent,” “Administrative Agent” or in some other similar capacity under the Credit Agreement or any other Credit Facility.

     “Credit Agreement” means the Loan and Security Agreement, dated as of the date hereof, by and among the Company, the Guarantors party thereto, Foothill Capital Corporation, as administrative agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

     “Credit Agreement Obligations” means (i) all Bank Indebtedness and all other Indebtedness outstanding under one or more of any other First-Lien Credit Facilities that constitutes Permitted Debt or is otherwise permitted under Section 4.09 and that is designated by the Company as “Credit Agreement Obligations” for purposes of this Indenture and is secured by a Credit Facility Lien, (ii) all other obligations (not constituting Indebtedness) of the Company or any Guarantor under the Credit Agreement or any such other First-Lien Credit Facility and (iii) all other obligations of the Company or any Guarantor in respect of Hedging Obligations that are designated by the Company to be “Credit Agreement Obligations” for purposes of this Indenture.

     “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any agreement extending the maturity of, consolidating or otherwise restructuring (including adding subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

     “Credit Facility Liens” means the Liens permitted pursuant to clause (1) of the definition of “Permitted Liens.”

     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     “Discharge of Credit Agreement Obligations” means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facility, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full in cash of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of such Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of such Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     “Dutch Share Pledge” means the right of pledge on the shares in the share capital of Global eXchange Services B.V., whose corporate seat is at Amsterdam, the Netherlands, vested in accordance with a draft deed prepared by the law firm NautaDutilh N.V.

     “EBITDA” for any period means Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1) provision for taxes based on income or profits of the Company and its Consolidated Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation expense of the Company and its Consolidated Subsidiaries;

(4) amortization expense (including amortization of goodwill and other intangibles) of the Company and its Consolidated Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

(5) all other non-cash expenses or non-cash losses of the Company and its Consolidated Subsidiaries for such period (including, but not limited to, such expenses or losses in connection with minority interests in joint ventures and in connection with restructuring activities, whether incurred before or after the date of this Indenture), determined on a consolidated basis in accordance with GAAP (excluding any such charge that constitutes an accrual of, or a reserve for, cash charges for any future period);

(6) any nonrecurring fees, expenses or charges realized by the Company and its Consolidated Subsidiaries during the first three quarters of 2002 related to (i) operating lease expense for equipment and facilities leases not being retained by the Company and its Consolidated Subsidiaries following the Recapitalization; (ii) adjustments for the portion of managed network fee related to excess capacity not being retained by the Company and its Consolidated Subsidiaries following the Recapitalization; (iii) elimination of the General Electric corporate charge in excess of estimated costs of related services on a stand-alone basis; and (iv) restructuring and related charges; provided that the fees, expenses and charges referred to in this clause (6) shall not exceed (a) $9.2 million in the first quarter of 2002; (b) $9.2 million in the second quarter of 2002; and (c) $24.1 million in the third quarter of 2002; and

(7) all non-cash fees described in clause (7) of the second paragraph under Section 4.11 hereof;

and minus all non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or other holders of its equity.

     “EDI Services Revenues” means revenues generated by the Company and the Restricted Subsidiaries from the provision of electronic data interchange services, calculated on a basis consistent with the line item “EDI services” revenues as presented in the final offering circular for the Notes dated March 18, 2003.

     “Employee Lease Agreement” means the Employee Lease Agreement, dated September 27, 2002, among General Electric, GE Investments, Inc., GE International Inc., Global Acquisition Company and us, entered into in connection with the Recapitalization, as in effect on the date of this Indenture.

     “Employee Transition Services Agreement” means the Transitional Employee Services Agreement, dated September 27, 2002, among General Electric, GE Investments, Inc., GE International Inc., Global Acquisition Company and the Company, entered into in connection with the Recapitalization, as in effect on the date of this Indenture.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     “Excess Cash Flow” means, for any fiscal year, EBITDA for such year, adjusted as follows: (i) minus the cash portion of Consolidated Interest Expense for such year; (ii) minus all federal, state and foreign income taxes accrued or paid (without duplication) by the Company and each Restricted Subsidiary during such year; (iii) minus up to an aggregate of $45.0 million of capital expenditures made during such year by the Company and each Restricted Subsidiary; and (iv) minus the amount by which the net difference between (x) current assets, other than cash and Cash Equivalents, and (y) current liabilities (excluding the principal amount of Bank Indebtedness) of the Company and each Restricted Subsidiary for such year differs from the comparable amount calculated with respect to the prior fiscal year; provided, however, that for purposes of this definition, the fiscal year ending December 31, 2003 shall be deemed to have begun on April 1, 2003.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exchange Notes” means the Senior Secured Floating Rate Notes due 2008, of the same series under this Indenture as the Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to the Registration Rights Agreement.

     “Exchange Offer” means the registration by the Company and the Guarantors under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes and Exchange Guarantees in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     “Exchange Offer Registration Statement” means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

     “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture.

     “First-Lien Credit Facilities” means (x) the Credit Facilities provided pursuant to the Credit Agreement and (y) any other Credit Facility that, in the case of both clauses (x) and (y), is secured by a Credit Facility Lien and, except for the Credit Agreement, is designated by the Company as a “First-Lien Credit Facility” for the purposes of this Indenture.

     “Francisco Partners” means Francisco Partners L.P.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

     “GECC” means General Electric Capital Corporation, a Delaware corporation.

     “General Electric” means General Electric Company, a New York corporation.

     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

     “Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

     provided, however, that the term “Guarantee” shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

     “Guarantors” means each of:

(1) the Company’s Domestic Subsidiaries on the date of this Indenture; and

(2) any other subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

     “Holder” means a Person in whose name a Note is registered.

     “Holdings” means GXS Holdings, Inc., a Delaware corporation.

     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     “Indebtedness” means, with respect to any Person on any date of determination (without duplication) the following items if and to the extent that any of them (other than items specified under clauses (3), (8) and (9) below) would appear as a liability or, in the case of clause (6) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP:

(1) the principal amount of and premium, if any, in respect of indebtedness of such Person for borrowed money;

(2) the principal amount of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances, or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capital Lease Obligations and all Attributable Debt of such Person;

(6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(i) the fair market value of such asset at such date of determination and

(ii) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person;

(9) all obligations of such Person in respect of a Receivables Facility; and

(10) all obligations of the type referred to in clauses (1) through (9) of other Persons and all dividends or distributions of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

     “Indenture” means this indenture, as amended or supplemented from time to time.

     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

     “Initial Purchaser” means Credit Suisse First Boston LLC.

     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     “Intercreditor Agreement” means that certain intercreditor agreement, dated as of the date of this Indenture, by and among the Company, the Guarantors, the Credit Agent and the Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

     “Interest Accrual Period” means the period from (and including) the date of issuance of the Notes to but excluding the first Interest Payment Date after issuance, and each successive six-month period from and including each Interest Payment Date to but excluding the following Interest Payment Date.

     “Interest Payment Date” means January 15 and July 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day.

     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     “LIBOR” means, for any Interest Accrual Period, the rate determined by the Calculation Agent in accordance with the following procedures:

(i) LIBOR for any Interest Accrual period will equal the greater of (A) 3.0% per annum, or (B) the rate, as determined by the Calculation Agent, for six-month U.S. dollar deposits which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, as reported by Bloomberg Financial Markets Commodities News.

(ii) If, on any LIBOR Determination Date, such rate does not appear on the Telerate Page 3750, the Calculation Agent will determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for Eurodollar deposits for the relevant term by reference to requests for quotations as of approximately 11:00 a.m., London time, on such LIBOR Determination Date made by the Trustee to the Reference Banks. If, on the LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR will equal such arithmetic mean. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR will be deemed to be the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Calculation Agent, after consultation with the Company, are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits for the relevant term, to the principal London offices of leading banks in the London interbank market.

(iii) If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR with respect to such Interest Accrual Period will be LIBOR as calculated on the immediately preceding LIBOR Determination Date.

     For the purpose of clause (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.

     “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London Banking Day prior to the first day of such Interest Accrual Period.

     “Lien” means, with respect to any asset, any Mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     “Liquidated Damages” means the liquidated damages to be paid by the Company and the Guarantors in the event of a Registration Default (as defined in the Registration Rights Agreement).

     “London Banking Day” means any day on which commercial banks are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

     “Material Foreign Subsidiaries” means Global eXchange Services S.C. (Belgium), Global eXchange Services S.A. (France), Global eXchange Services SpA (Italy), Acquisition UK Limited (UK), Global eXchange Services GmbH (Germany), Global eXchange Services B.V. (Netherlands) and Global eXchange Services Canada Inc. and any other foreign subsidiaries the stock of which is pledged as collateral for the Credit Agreement Obligations.

     “Material Leasehold Interests” means each leasehold interest of the Company and the Guarantors that are of material value as collateral or of material importance to the operations of the Company and its Subsidiaries, taken as a whole. Notwithstanding the preceding sentence, the term “Material Leasehold Interests” shall not include any leasehold interest the encumbrance of which requires the consent of the applicable lessor where the Company and the Guarantors have used commercially reasonable efforts in good faith, but are unable without payment of monetary consideration (other than nominal monetary consideration or out-of-pocket expenses incurred by a co-lessor) or other material concessions to obtain such lessor’s consent.

     “Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any parcel of real property to secure the Obligations under the Notes.

     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the costs directly related to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, (ii) taxes paid or estimated to be payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (v) any relocation expenses incurred directly as a result of such Asset Sale.

     “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company, any Guarantor, nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly liable as a guarantor or otherwise, or (iii) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted

Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company, any Guarantor, or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity.

     “Non-US. Person” means a Person who is not a U.S. Person.

     “Notes” has the meaning assigned to it in the preamble to this Indenture.

     “Obligations” means all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (including post-petition interest whether or not allowable as a claim in any such proceeding) under the documentation governing any Indebtedness.

     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Senior Vice President, or any Vice President of such Person.

     “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer or a Senior Vice President or Vice President of the Company, that meets the requirements of Section 13.05 hereof.

     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     “Permitted Asset Swap” means, with respect to any Person, the substantially concurrent exchange of assets of such Person (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are useful in a Permitted Business.

     “Permitted Business” means any business of the type engaged in by the Company or its Restricted Subsidiaries as of the date of this Indenture or any business reasonably related, ancillary or complementary thereto.

     “Permitted Holders” means Francisco Partners, General Electric and Affiliates of such Persons.

     “Permitted Investments” means an Investment by the Company or any Restricted Subsidiary:

(1) in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is a Permitted Business;

(2) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such other Person’s primary business is a Permitted Business;

(3) in Cash Equivalents;

(4) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice;

(6) in loans or advances to employees made in the ordinary course of business consistent with industry practice and not exceeding $5.0 million in the aggregate outstanding at any one time;

(7) in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or a transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in the definition thereof;

(9) that constitutes a Hedging Obligation or commodity hedging arrangement entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture;

(10) in securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer;

(11) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12) consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;

(13) in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Facility permitted under Section 4.09 hereof; provided that in the good faith determination of the Board of Directors, such Investment is necessary or advisable to effect such Receivables Facility;

(14) consisting of intercompany Indebtedness permitted under Section 4.09 hereof;

(15) the consideration for which consists solely of shares of common stock of the Company; and

(16) so long as no Default shall have occurred and be continuing (or result therefrom), in any Person engaged in a Permitted Business having an aggregate fair market value (measured on the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding (and measured on the date made and without giving effect to subsequent changes in value), not to exceed $10.0 million.

     "Permitted Liens” means:

(1) Liens on property or assets of the Company or any Guarantor securing obligations under the Credit Facilities permitted under clause (1) of the definition of Permitted Debt set forth in Section 4.09 hereof;

(2) Liens securing the Notes and the Guarantees;

(3) Liens in favor of the Company or any Restricted Subsidiary;

(4) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5) Liens on property or assets existing at the time of acquisition of the property or assets by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

(6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and consistent with industry practice;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness;

(8) Liens existing on the date of this Indenture;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens to secure Indebtedness that is subordinated in right of payment to the Notes; provided that the Liens securing any such subordinated Indebtedness are subordinated to the Liens securing the Notes on terms no less favorable to the holders of the Notes than the terms provided by the holders of the Notes to holders of the Credit Agreement Obligations in the Intercreditor Agreement;

(11) Liens securing Permitted Refinancing Indebtedness where the Liens securing Indebtedness being refinanced were permitted under this Indenture;

(12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices including, but not limited to, all items set forth in Commonwealth Land Title Insurance Company’s Commitment 120407 dated February 18, 2003;

(13) any interest or title of a lessor under any Capital Lease Obligation;

(14) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

(15) Liens encumbering deposits made to secure statutory, regulatory, contractual or warranty obligations, including rights of offset and set-off;

(16) Liens securing Hedging Obligations permitted under this Indenture;

(17) leases or subleases granted to others;

(18) Liens under licensing agreements permitted under this Indenture including Liens on intellectual property pursuant to licenses and source code escrow agreements;

(19) Liens arising from filing Uniform Commercial Code financing statements in connection with leases;

(20) judgment Liens not giving rise to an Event of Default;

(21) Liens encumbering property or assets of the Company or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords Liens, and other Liens arising by operation of law and incurred in the ordinary course of business and consistent with industry practice for sums that are not overdue or that are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of the Company or a Restricted Subsidiary in accordance with GAAP;

(22) Liens encumbering property or assets of the Company or a Restricted Subsidiary incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits, including any Liens securing letters of credit issued in the ordinary course of business in connection with the foregoing, or to secure performance of bids, tenders, statutory obligations, leases, surety and appeal bonds, and contracts (other than for Indebtedness for borrowed money) entered into in the ordinary course of business and consistent with industry practice;

(23) bankers’ liens in the nature of rights of setoff arising in the ordinary course of business and consistent with industry practice; and

(24) Liens in connection with a Receivables Facility incurred in compliance with clause (2) of the definition of Permitted Debt set forth under Section 4.09 hereof.

     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     “Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

     “Recapitalization” means the recapitalization contemplated by the Recapitalization Agreement.

     “Recapitalization Agreement” means the Recapitalization Agreement, dated June 21, 2002, among General Electric, GE Investments, Inc. and Global Acquisition Company, and the Recapitalization Agreement, dated September 30, 2002, among Holdings, GE Investments, Inc. and Global Acquisition Company, in effect on the date of this Indenture.

     “Receivables Facility” means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to a Person that is not a Restricted Subsidiary pursuant to arrangements customary in the industry.

     “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

     “Registration Statement” means any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of the Registration Rights Agreement, in each case, including the

Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     “Regulation S” means Regulation S promulgated under the Securities Act.

     “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     “Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(3), which is required to be placed on all Regulation S Temporary Global Notes issued under this Indenture.

     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.

     “Restricted Investment” means an Investment other than a Permitted Investment.

     “Restricted Period” means the 40-day restricted period as defined in Regulation S.

     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     “Rule 144” means Rule 144 promulgated under the Securities Act.

     “Rule 144A” means Rule 144A promulgated under the Securities Act.

     “Rule 903” means Rule 903 promulgated under the Securities Act.

     “Rule 904” means Rule 904 promulgated under the Securities Act.

     “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Security Agreement” means the Security Agreement, dated as of the date of this Indenture, by and among the Company, the Grantors (as defined therein) and the Collateral Agent.

     “Security Documents” means the Security Agreement, the Intercreditor Agreement, the Open-End Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Ohio), dated as of the date hereof, by and from Global eXchange Services, Inc. to Collateral Agent, and any other document or instrument pursuant to which a Lien is granted by the Company or any Guarantor to secure any Obligations under the Notes and this Indenture or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time.

     “Senior Debt” means:

(1) Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities, this Indenture and all Hedging Obligations with respect thereto;

(2) any other Indebtedness (other than Disqualified Stock or Preferred Stock) of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company or any Restricted Subsidiary;

(2) any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates;

(3) any Trade Payables; or

(4) the portion of any Indebtedness that is incurred in violation of this Indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of this Indenture for purposes of this clause (4) if such Indebtedness consists of Indebtedness under any Credit Facility and holders of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated this Indenture and (ii) shall have received an Officer’s Certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture (but nothing in this clause (4) shall preclude the existence of any Default or Event of Default in the event that the Indebtedness is in fact incurred in violation of this Indenture).

     “Senior Subordinated Notes” means the senior subordinated reset notes due 2009 issued by the Company on September 27, 2002.

     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     “Subsidiary Guarantee” means, the Guarantee by each Guarantor of the Company’s payment obligations under this Indenture and the Notes, executed pursuant to the terms of this Indenture.

     “Tax Matters Agreement” means the Tax Matters Agreement, dated September 27, 2002, among General Electric, GE Investments, Inc. and Global Acquisition Company, entered into in connection with the Recapitalization, as in effect on the date of this Indenture.

     “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service, or such other page as may replace such page on such service for the purpose of displaying comparable rates.

     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     “Transfer Restricted Securities” means the Transfer Restricted Securities as defined in the Registration Rights Agreement.

     “Transition Services Agreement” means the Services Agreement, dated September 27, 2002, among General Electric, RMS Electronic Commerce Systems Inc. and Global Acquisition Company, entered into in connection with the Recapitalization, as in effect on the date of this Indenture.

     “Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     “Unrestricted Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional

Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements to be an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     “US. Person” means a U.S. Person as defined in Rule 902(o) under the Securities Act.

     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or comparable governing body of such Person.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

     “Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of the Company all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Restricted Subsidiary.

Section 1.02 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer”	3.09
“Excess Cash Flow Offer Amount”	3.09
“Excess Cash Flow Offer Period”	3.09
“Excess Cash Flow Purchase Date”	3.09
“Excess Proceeds”	4.10
“Foreign Pledge Agreement”	10.06
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.10
“Offer Period”	3.10
“Parallel Debt”	10.07
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Purchase Date”	3.10
“Registrar”	2.03
“Relevant Liabilities”	10.07
“Restricted Payments”	4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Notes;

     “indenture security Holder” means a Holder of a Note;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

     Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating.

     (a)  General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b)  Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of

Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c)  Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)(2) hereof); and

(2) an Officer’s Certificate from the Company.

     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d)  Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S

Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

     An Officer must sign the Notes for the Company and an Officer or director of each Guarantor must sign such Guarantor’s Guarantee, in each case, by manual or facsimile signature.

     If an Officer or director whose signature is on a Note or Guarantee no longer holds that office at the time a Note or Guarantee is authenticated, the Note or Guarantee will nevertheless be valid.

     A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

     On the date of the Indenture, the Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate the Notes for $105.0 million in aggregate principal amount.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

     (a)  Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes only if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b)  Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

     Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens.

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof,

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c ) thereof.

The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens.

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section

2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e)  Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f)  Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes, free and clear of any and all Liens; and

(2) Subject to Section 2.06(a) hereof, Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

     (g)  Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF

AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO THE ISSUER, ITS SUBSIDIARIES OR ITS DIRECT OR INDIRECT PARENT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

     (h)  Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require Holder to pay a sum sufficient to pay all transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 3.10, 4.10, 4.15 and 9.05 hereof). The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) The Company will not be required:

(A) to issue, to register the transfer of or to exchange any Notes (i) during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the closing of business on such Interest Payment Date;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the

Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy or return to the Company canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3.

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

     Subject to the provisions of Sections 3.09 and 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

     The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. If the Company complies with the provisions of this paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.

Section 3.05 Deposit of Redemption or Purchase Price.

     One Business Day prior to the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

     If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

     (a)  At any time after October 1, 2004, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage

2004	103.000%
2005	101.500%
2006 and thereafter	100.000%

     (b)  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Cash Flow.

     In the event that the Company and its Subsidiaries have Excess Cash Flow during any fiscal year of the Company (beginning with the fiscal year ending December 31, 2003), within 120 days after the end of such fiscal year, the Company must commence an offer (an “Excess Cash Flow Offer”) to all Holders to purchase the maximum amount of Notes that may be purchased with 75% of Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”), at a purchase price in cash equal to 100% of the outstanding principal amount of the Notes to be purchased, plus accrued and unpaid interest to the date of such purchase; provided, however, that the Excess Cash Flow Offer Amount will be reduced (but not below zero) by any amount necessary such that, after giving effect to such Excess Cash Flow Offer, the Company and its Consolidated Subsidiaries will have an aggregate of $20.0 million remaining of cash, Cash Equivalents and revolving credit available under one or more Credit Facilities, in each case measured as of the end of such fiscal year. In making an Excess Cash Flow Offer, the Company shall follow the procedures specified below.

     The Excess Cash Flow Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Excess Cash Flow Offer Period”). No later than three Business Days after the termination of the Excess Cash Flow Offer Period (the “Excess Cash Flow Purchase Date”), the Company will apply all Excess Cash Flow (the “Excess Cash Flow Offer Amount”) to the purchase of Notes (on a pro rata basis, if applicable) or, if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered in response to the Excess Cash Flow Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Excess Cash Flow Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Cash Flow Offer.

     No later than 30 days prior to an Excess Cash Flow Purchase Date, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Cash Flow Offer. The notice, which will govern the terms of the Excess Cash Flow Offer, will state:

(1) that an Excess Cash Flow Offer is being made pursuant to this Section 3.09 hereof and the length of time the Excess Cash Flow Offer will remain open;

(2) the Excess Cash Flow Offer Amount, the purchase price and the Excess Cash Flow Purchase Date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Excess Cash Flow Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Excess Cash Flow Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Excess Cash Flow Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Excess Cash Flow Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Flow Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On the Excess Cash Flow Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Cash Flow Offer Amount of Notes or portions thereof tendered pursuant to the Excess Cash Flow Offer, or if less than the Excess Cash Flow Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officer’s Certificate stating the actual principal amount at maturity of such Notes or portions thereof that were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Excess Cash Flow Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereto. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Cash Flow Offer on the Excess Cash Flow Purchase Date.

     With respect to Notes held by DTC, the Company may effect an Excess Cash Flow Offer through DTC’s “Automated Tender Offer Procedures”.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of such conflict.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness containing provisions similar to this Section 3.10 (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.
 COVENANTS

Section 4.01 Payment of Notes.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.02 Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

     (a)  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations, copies of:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8K if the Company were required to file such reports.

     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company will at all times comply with TIA § 314(a) to the extent applicable.

     If the Company has Subsidiaries that are not Guarantors, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of condensed consolidating financial information with respect to the financial condition and results of operations of the Company and its Guarantor Subsidiaries separate from the financial condition and results of operations of the Company and all of the non-Guarantor Subsidiaries.

     (b) For so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

     (a)  The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that, in the course of performing their duties as officers of the Company or the Guarantors, as applicable, a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b)  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c)  So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

     The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture or the Security Documents; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof or payments into a trust within one year of the Stated Maturity of any such subordinated Indebtedness which payments effect a defeasance or discharge of such Indebtedness; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of the next succeeding paragraph), is less than the sum, without duplication, of:

(A) 50% of the aggregate Consolidated Net Income of the Company (or, in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued for the period beginning January 1, 2003 and ending on the last day of the Company’s most recent calendar month for which financial information is available to the Company ending prior to the date of such proposed Restricted Payment, taken as one accounting period, plus

(B) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture (x) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Disqualified Stock or debt or other securities of the Company that have been converted into or exchanged for such Equity Interests (other than (i) Equity Interests (or Disqualified Stock or convertible or exchangeable debt or other securities) sold to (A) a Subsidiary of the Company or (B) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries, and (ii) Disqualified Stock or convertible or exchangeable debt or other securities that have been converted into or exchanged for Disqualified Stock), and (y) as capital contributions from its shareholders, plus

(C) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the fair market value of such Subsidiary, as determined by the Board of Directors, as of the date of such redesignation, plus

(D) the aggregate amount (i) returned in cash to the Company or any of its Restricted Subsidiaries or (ii) representing cancellation of Indebtedness of the Company or any of its Restricted Subsidiaries, in each case with respect to Restricted Investments made after the date of this Indenture whether through interest payments, principal payments, dividends, other distributions or the forgiveness or cancellation of Indebtedness, plus

(E) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition (other than to a Restricted Subsidiary), retirement or redemption of all or any portion of Restricted Investments made after the date of this Indenture.

     The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than (i) Disqualified Stock and (ii) Equity Interests issued or sold to a Subsidiary of the Company or to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(B) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the declaration and payment of any dividend by a Restricted Subsidiary of the Company to the holders of such Restricted Subsidiary’s Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of Holdings, the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Equity Interests; provided, however, that the aggregate amount of such repurchases made in any calendar year, when added to the aggregate principal amount of all Indebtedness incurred in such calendar year pursuant to clause (13) of the definition of Permitted Debt set forth under Section 4.09 hereof, shall not exceed $5.0 million;

(6) the repurchase of Equity Interests of Holdings, the Company or any of its Restricted Subsidiaries deemed to occur upon the exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

(7) the retirement of any shares of Disqualified Stock of the Company by conversion into, or by exchange for, shares of Disqualified Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Disqualified Stock of the Company;

provided that the Disqualified Stock of the Company that replaces the retired shares of Disqualified Stock of the Company shall not require the direct or indirect payment of any liquidation preference earlier in time than the final stated maturity of the retired shares of Disqualified Stock of the Company;

(8) payments to Francisco Partners or any of its Affiliates permitted by clause (7) of the second paragraph of Section 4.11 hereof;

(9) payments to General Electric, Global Acquisition Company or their Affiliates made in accordance with the Tax Matters Agreement, the Transition Services Agreement or the Employee Transition Services Agreement;

(10) payments in satisfaction of certain obligations under a joint venture agreement relating to GE ECXpress (HK) Limited in an amount not to exceed $4.0 million in the aggregate;

(11) so long as no Default has occurred and is continuing or would be caused thereby, for any fiscal period during which the Company and its Subsidiaries are treated as members of a consolidated group with Holdings for tax purposes, payments or distributions to Holdings to fund, and in an amount not to exceed, the actual cash taxes of Holdings that are then due and owing limited to what the Company together with its Subsidiaries would have owed if they would have been taxed as a corporation filing income tax returns on a standalone basis at all times during their existence; and

(12) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million and if the Restricted Payment is to be made to an Affiliate of the Company or to the holders of or in respect of any Equity Interest. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those provisions contained in those agreements on the date of this Indenture;

(2) agreements governing Senior Debt permitted to be incurred under this Indenture; provided that provisions relating to such encumbrances or restrictions are no more restrictive, taken as a whole, than those provisions contained in this Indenture;

(3) this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with industry practice;

(7) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business and consistent with industry practice that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness or other obligations otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts or net worth provisions contained in leases and other agreements entered into in the ordinary course of business;

(12) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; provided that such restrictions apply solely to the Capital Stock or assets of the Restricted Subsidiary that is being sold; and

(13) any encumbrance or restriction existing under or by reason of a Receivables Facility or other contractual requirements of a Receivables Facility permitted pursuant to Section 4.09 hereof; provided that such restrictions apply only to such Receivables Facility.

Section 4.09 Restrictions on Indebtedness

     (a)  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) if the Company’s Consolidated Coverage Ratio at the time of incurrence of such Indebtedness, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom, as if the same had occurred at the beginning of the most recently ended four fiscal quarter period of the Company for which internal financial statements are available, would have been no less than 2.50 to 1.0.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its

Subsidiaries thereunder) not to exceed $105.0 million, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness;

(2) Indebtedness in respect of a Receivables Facility in an aggregate principal amount not to exceed the amount of all prepayments of principal applied to permanently reduce Indebtedness under clause (1) above;

(3) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(4) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in a Permitted Business (whether through the direct purchase of assets or through the acquisition of at least a majority of the Voting Stock of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $5.0 million at any time outstanding;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or any of clauses (3), (4), (5), (8), (9) or (10) of this paragraph;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Guarantor); and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the bona fide purpose of hedging (x) interest rate risk with respect to Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under this Indenture and which was a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby, or (y) currency exchange rate risk in connection with then existing financial obligations or the acquisition of goods or services and not for purposes of speculation;

(9) Guarantees provided under Section 4.17 hereof and the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(10) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect to workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, and such Indebtedness is extinguished within five business days after incurrence thereof;

(13) Indebtedness of the Company or any of the Company’s Restricted Subsidiaries evidenced by promissory notes issued to employees, former employees, directors or former directors of the Company or any of its Subsidiaries in lieu of any cash payment permitted to be made under clause (5) of the second paragraph of the limitations on Restricted Payments set forth under Section 4.07 hereof; provided, however, that (a) all such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes (in the case of the Company) or the related Subsidiary Guarantee (in the case of a Guarantor) and (b) the aggregate principal amount of all such Indebtedness incurred in any calendar year, when added to the aggregate amount of all repurchases made in such calendar year pursuant to such clause (5) referred to above, shall not exceed $5.0 million; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $5.0 million.

     For purposes of determining compliance with this Section 4.09(a), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in currency exchange rates. Indebtedness under the Credit Agreement, including Guarantees of such Indebtedness, on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

     (b)  In addition to the restrictions on incurrence of Indebtedness set forth in Section 4.09(a), the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or suffer to exist or otherwise directly or indirectly become or be liable, contingently or otherwise, with respect to, any Indebtedness secured by any of the assets of the Company or any Subsidiary of the Company in an aggregate principal amount at any time outstanding in excess of two times EDI Services Revenues for the most recently ended two fiscal quarter period of the Company.

     (c)  Accrual of interest or dividends, the accretion of accreted value or original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that (1) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the date of this Indenture will be calculated based on the relevant currency exchange rate in effect on the date of this Indenture, and (2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency than the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10 Asset Sales.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer’s Certificate delivered to the Trustee; and

(3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents except to the extent the Company is undertaking a Permitted Asset Swap. For purposes of this provision and subparagraph (z) below, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee converted by the Company or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion.

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing if:

(x) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of;

(y) the fair market value is determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer’s Certificate delivered to the Trustee; and

(z) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash and Cash Equivalents;

provided, however, that any cash or Cash Equivalents (other than any amount deemed to be cash under clause (3)(A) of the preceding paragraph) received by the Company or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply those Net Proceeds, at its option:

(1) to repay Bank Indebtedness and, if the Bank Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business, or to make a Permitted Investment in a Person that is engaged in a Permitted Business;

(3) to make capital expenditures that are used or useful in a Permitted Business; or

(4) to acquire other assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase or redeem the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase or redemption, and will be payable in cash. If the date of purchase or redemption is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Asset Sale Offer. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased or redeemed on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company and its Restricted Subsidiaries of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following transactions will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any Restricted Payment permitted to be made pursuant to Section 4.07 hereof;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) the grant of stock options or similar rights to officers, employees, consultants and directors of the Company or any Subsidiary pursuant to plans approved by the Board of Directors and the payment of amounts or the issuance of securities pursuant thereto;

(4) loans or advances to employees of the Company or its Subsidiaries in the ordinary course of business and consistent with industry practice, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

(5) the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of the Company or any Subsidiary in the ordinary course of business and consistent with industry practice;

(6) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(7) the payment of management, consulting, monitoring and advisory, fees to Francisco Partners or any of its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in an amount not to exceed $2.0 million in any calendar year and any related out-of-pocket expenses;

(8) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and consistent with industry practice (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors and are on terms no less favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) transactions with General Electric and its Affiliates pursuant to agreements in existence on the date of this Indenture, as such agreements may thereafter be amended, modified or extended on terms no less favorable to the Company or any of its Subsidiaries than those terms in effect on the date of this Indenture;

(10) sales of Equity Interests, other than Disqualified Stock, of the Company to Affiliates of the Company;

(11) any transaction effected in connection with a Receivables Facility permitted under Section 4.09 hereof; or

(12) any transaction permitted by clause (13) of the definition of Permitted Debt set forth under Section 4.09 hereof.

Section 4.12 Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

     The Company will not, and will not permit any Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective or organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), license and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes or such action as otherwise permitted by this Indenture.

Section 4.15 Offer to Repurchase Upon Change of Control.

     (a)  Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (in a minimum aggregate principal amount of $1,000 or an integral multiple of $1,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which date shall be no earlier than 30 days and no later than 60 days after the date on which such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder; the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09, 3.10 or 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09, 3.10 or this Section 4.15 by virtue of such conflict.

     (b)  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum aggregate principal amount of $1,000 or an integral multiple thereof. If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to the holders who tender pursuant to the Change of Control Offer. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (c)  Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.10 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.16 Payments for Consent.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Security Documents unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Additional Subsidiary Guarantees and Liens.

     If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, excluding all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, then that newly acquired or created Domestic Subsidiary will become a Guarantor and (a) execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within ten business days of the date on which it was acquired or created, (b) if such Domestic Subsidiary grants any Lien upon any of its assets and property as security for any Credit Agreement Obligations, execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the security documents in respect of such Credit Agreement Obligations, but subject to the Intercreditor Agreement, that grants the Trustee a second-priority Lien upon such assets and property for the benefit of the Holders and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee may reasonably request to create such second-priority Lien, all at the expense of the Company, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith; provided that such Domestic Subsidiary shall not be required to grant a second-priority Lien upon such property for the benefit of the Holders if (i) a second-priority security interest in such property cannot be granted or perfected under applicable law or (ii) such grant requires the consent of any third party, which consent such Domestic Subsidiary is unable to obtain using commercially reasonable efforts, and (c) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Guarantee and any such Security Documents, as the case may be, are valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

     If the Company or any Guarantor creates any additional Credit Facility Liens upon any property not then part of the Collateral (other than Liens granted solely to secure Hedging Obligations), the Company shall concurrently grant a second-priority Lien (subject to Permitted Liens) upon such property as security for the Obligations hereunder pursuant to documents comparable to the applicable Security Documents (provided that if no such comparable Security Document exists, pursuant to documents comparable to the documents being delivered to the Credit Agent) and deliver an opinion of counsel as to the granting and perfection of the Lien as substantially delivered to the Trustee on the date of the issuance of the Notes, satisfactory to the Trustee, within ten Business Days after the date on which the Lien is granted or assumed.

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 hereof or Permitted Investments, as determined by the Company. Such a designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19 Limitation on Sale and Leaseback Transactions.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction in compliance with Section 4.09 hereof;

(2) the gross cash proceeds of the Sale/Leaseback Transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million, as determined in good faith by the Board of Directors and set forth in the Officer’s Certificate delivered to the Trustee), of the property that is the subject of that Sale/Leaseback Transaction; and

(3) the transfer of assets in that Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.20 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or another Wholly Owned Restricted Subsidiary of the Company), unless:

(1) as a result of such transfer, conveyance, sale, lease or other disposition or as a result of such issuance described below, such Restricted Subsidiary no longer constitutes a Subsidiary; and

(2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof.

     In addition, the Company will not permit any of its Wholly Owned Restricted Subsidiaries to issue any Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company unless the terms of clauses (1) and (2) above are satisfied.

ARTICLE 5.
SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

     The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, to the extent still applicable, pursuant to a supplemental indenture or other agreements reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Company or any successor entity or any Restricted Subsidiary as a result of such transaction as having been incurred by the Company, such successor entity or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.09(a); and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

     In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not prohibit (i) any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries, (ii) any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its assets to the Company or any other Restricted Subsidiary, or (iii) the Company from merging with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the surviving Person and the surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under this Indenture and the Notes.

     The Company will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 4.10 hereof, are complied with.

Section 5.02 Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

     Each of the following is an “Event of Default”:

(1) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

(2) the Company defaults in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.15 or Section 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with the provisions of Section 4.07, 4.09 or 4.10 hereof;

(5) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of the other agreements in this Indenture or the Security Documents;

(6) default under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of or liquidation preference of such Indebtedness at the final stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, if the principal amount of such Indebtedness aggregates $10.0 million or more;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million not covered by insurance, which judgments are not paid, vacated, discharged, bonded or stayed for a period of 60 days;

(8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(B) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries;

     and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days; or

(10) (a) any Subsidiary Guarantee or any Security Document or any security interest granted thereby is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect and such default continues for ten days after written notice, or (b) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, denies or disaffirms its obligations under any Subsidiary Guarantee or Security Document.

Section 6.02 Acceleration.

     In the case of an Event of Default specified in clauses (8) or (9) of Section 6.01 hereof, with respect to the Company or a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

     In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of Section 6.01, the declaration of acceleration of the Notes shall be automatically annulled if the Holders of any Indebtedness described in clause (6) of Section 6.01 have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

(1) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

     Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (8) or (9) of Section 6.01 hereof occurs with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after October 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to October 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount, for each of the periods set forth below, as set forth below (expressed as a percentage of principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

Period	Percentage

From the date of this Indenture until and including March 31, 2004	106.000%
From April 1, 2004 until and including September 30, 2004	104.500%

Section 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the

Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys (including any Collateral Agent) for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may, upon prior written notice to the Company, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or any Collateral Agent for any action taken or omitted by it as Trustee or as Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or by any Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 25% in principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

Section 7.01 Duties of Trustee.

     (a)  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (b)  Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c)  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f)  The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

     (a)  The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b)  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c)  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d)  The Trustee will not be liable for any action it reasonably takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

     (e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

     (f)  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

     (a)  Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

     (b)  A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

     (a)  The Company will pay to the Trustee such compensation for its acceptance of this Indenture and services hereunder as agreed from time to time by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     (b)  The Company and the Guarantor will indemnify the Trustee and any Collateral Agent against any and all losses, liabilities or expenses incurred by them arising out of or in connection with the acceptance or administration of their duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending themselves against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to their negligence or bad faith. The Trustee (or, if the claim is against a Collateral Agent, the applicable Collateral Agent) will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or a Collateral Agent to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee (or the Collateral Agent, as applicable) will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c)  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

     (d)  To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e)  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f)  The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

     (a)  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

     (b)  The Trustee may resign, upon 30 days written notice to the Company, in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

     (c)  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d)  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e)  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f)  A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such, payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the provisions of this Article 8 relating to Legal Defeasance.

     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 hereof and clause (4) of the first paragraph of Section 5.01 hereof and the first sentence of the second paragraph of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause (7) above need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on their maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of assumption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantor’s obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees, the Notes or the Security Documents without the consent of any Holder of a Note:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that would not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; or

(7) if necessary, in connection with any addition or release of Collateral permitted under the terms of the indenture or Security Documents.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     The Company shall be entitled to releases of the Collateral or the Guarantees as described in Sections 10.03, 11.05 and 11.06 hereof. If the Company wishes under other circumstances to obtain an amendment or waiver or seek a consent under any Security Document or Guarantee, the Company may mail written notice of its request to the Trustee and the Holders, specifying the amendment, waiver or consent, the reason it is being sought and any other information requested for the Holders to reasonably consider such matter. If the Company does not receive written objections from Holders of at least 25% in aggregate principal amount of the Notes within 20 Business Days after such mailing, such amendment, waiver or consent shall be deemed granted. If the Company receives such objections, then it shall not be entitled to effect such amendment or waiver, and such consent shall not be effective, unless the Company obtains the consent of the Holders of a majority in outstanding principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Section 9.02 With Consent of Holders of Notes.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.10, 4.10 and 4.15 hereof), the Subsidiary Guarantees, the Notes or the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or compliance with any provision of this Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or other amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture or other amendment unless such amended or supplemental Indenture or other amendment directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or other amendment.

     It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Security Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the stated maturity of any Note or alter or waive any of the provisions with respect to the stated redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Indenture;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) waive a redemption payment with respect to any Note other than a payment required by Sections 3.09, 3.10, 4.10 and 4.15 hereof; or

(8) make any change in the preceding amendment and waiver provisions;

     In addition, any amendment to, or waiver of, the provisions of this Indenture or the Security Documents relating to the release of any Guarantor from any of its Obligations under its Guarantee, this Indenture or the Security Documents, except in accordance with the terms of this Indenture, will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Section 9.03 Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

     The Trustee will sign any amended or supplemental Indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture or other amendment until the Board of Directors approves it. In executing any amended or supplemental indenture or other amendment, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or other amendment is authorized or permitted by this Indenture.

ARTICLE 10.
COLLATERAL AND SECURITY

Section 10.01 Security Documents.

     The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture, subject to the terms of the Intercreditor Agreement. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms or the terms hereof and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected second-priority Lien and security interest in and on 100% of the capital stock of, or other Equity Interests in, existing and future Domestic Subsidiaries and 66% of the capital stock of, or other Equity Interests in, existing and future first-tier Material Foreign Subsidiaries, substantially all the personal property assets of the Company and the Guarantors, all fee interests in real property assets and all Material Leasehold Interests, in favor of the Collateral Agent for the benefit of the Holders, second in priority (subject to Permitted Liens) to Credit Facility Liens.

Section 10.02 Recording and Opinions.

     (a)  The Company will furnish to the Collateral Agent and the Trustee on March 15 in each year beginning with March 15, 2003, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:

(1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

(2) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

     (b)  The Company will otherwise comply with the provisions of TIA Section 314(b).

Section 10.03 Release of Collateral/Additional Liens.

     (a)  Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement, or as provided hereby. Whether prior to or after the Discharge of Credit Agreement Obligations, upon the request of the Company pursuant to an Officer’s Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to a release (or in the case of clause (3) below, a subordination) of the security interests on assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1) if all of the Credit Facility Liens on that asset are released; provided that after giving effect to any such release, the Credit Agreement Obligations of at least $25 million secured by the first priority Liens on the remaining Collateral remain outstanding; provided further, that no more than $2.0 million in value (as determined in good faith by the Board of Directors) of assets may be so released in any twelve-month period and no more than $5.0 million in value (as so determined) of assets in the aggregate may be so released;

(2) to enable the Company or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.10 hereof;

(3) in respect of assets subject to a permitted purchase money lien;

(4) if all of the stock of any Subsidiary of the Company that is pledged as part of the Collateral is released or if any Subsidiary that is a Guarantor is released from its Guarantee, such Subsidiary’s assets will also be released; or

(5) pursuant to an amendment, waiver or supplement in accordance with Article 9 hereof;

provided that, in the case of a release requested under clauses (2), (3) or (4), above, or a subordination under clause (3) above, the Credit Agent concurrently releases (or in the case of a requested subordination under clause (3) above, subordinates) the Credit Facility Liens with respect to the affected assets and, provided further, that if there are any subordinated Liens on such assets, such subordinated Liens are similarly released or subordinated.

     Upon receipt of such Officer’s Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release (or in the case of clause (3) above, the subordination) of any Collateral permitted to be released (or in the case of clause (3) above, subordinated) pursuant to this Indenture or the Security Documents.

     (b)  Except as may be otherwise provided in the Security Documents, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officer’s Certificate required by this Section 10.03 has been delivered to the Collateral Agent.

     (c)  At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders, except as otherwise provided in the Security Documents.

     (d)  The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA

Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care, and in accordance with TIA.

Section 10.04 Certificates and Opinions of Counsel.

     To the extent applicable, the Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

     (a)  all documents required by TIA Section 314(d); and

     (b)  an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

     The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05 Certificates of the Trustee.

     In the event that the Company wishes to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and has delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06 Authorization of Actions to be Taken by the Trustee Under the Security Documents.

     Subject to the provisions of Section 7.01 and 7.02 hereof and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Documents; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

     Subject to the terms of the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

     Without derogating from any other authority granted to the Trustee herein or in the Notes, the Security Documents or any other document relating thereto, each Holder hereby specifically (i) authorizes the Trustee to enter into pledge agreements pursuant to Section 10.01 hereof with respect to the Capital Stock of all existing and future first-tier Material Foreign Subsidiaries, which pledge agreements may be governed by the laws of each of the jurisdictions of formation of such Material Foreign Subsidiaries, including but not limited to German, French, Dutch, Belgian, and English law, respectively (collectively, the “Foreign Pledge Agreements”), as agent on behalf of each of the Holders, with the effect that the Holders each become a secured party thereunder and (ii) except as in connection with the Foreign Pledge Agreement governed by English law, appoints the Trustee as its attorney-in-fact granting it the powers to execute each of the Foreign Pledge Agreements in its name and on its behalf, with the effect that the Holders each become a secured party thereunder. With respect to each of the Foreign Pledge Agreements, the Trustee has the power to sub-delegate to third parties its powers as attorney-in-fact of each of the Holders.

Section 10.07 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

     (a)  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     (b)  Without prejudice to the other provisions of the Indenture and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted under or pursuant to the Dutch Share Pledge, each of the Holders and the other parties hereto hereby acknowledges and consents to the pledgor undertaking in the Dutch Share Pledge (the “Pledgor”) to pay to the Trustee as pledgee thereunder, in its own capacity and not as agent or trustee, amounts which are (a) equal to the amounts due from time to time by the Company under or with respect to the Obligations as defined in the Dutch Share Pledge (the “Relevant Liabilities”), and (b) due and payable at the same time as the corresponding amounts under the Relevant Liabilities are or shall be due and payable (such payment undertaking and the obligations and liabilities of the Pledgor resulting therefrom, the “Parallel Debt”).

     The Holders and the other parties hereto hereby agree that the Parallel Debt is a claim of the Trustee which is separate and independent from, and without prejudice to, the claims of the Holders in respect of the Relevant Liabilities, and is not a claim which is held jointly with the Holders, provided that to the extent any amount is irreversibly paid to and received by the

Trustee in payment of the Parallel Debt, the total amount due and payable in respect of the Relevant Liabilities shall be decreased as if such amount were received by the Holders or any of them in payment of the corresponding Relevant Liabilities. The Trustee, acting in its own capacity, hereby agrees to apply all proceeds that it receives in connection with any enforcement action taken under or pursuant to the Dutch Share Pledge or otherwise in satisfaction in whole or in part of the Parallel Debt, mutatis mutandis in accordance with the provisions of this Indenture for the application of proceeds by the Trustee.

Section 10.08 Termination of Security Interest.

     The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that all Obligations under the Notes, the Guarantees, this Indenture and the Security Documents have been paid in full, and instruct the Collateral Agent to take the actions set forth in the next sentence pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, accrued and unpaid interest and Liquidated Damages, if any, on the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and Liquidated Damages, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article 12 or (3) a legal defeasance or covenant defeasance as described in Article 8. Upon receipt of such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

Section 10.09 Collateral Agent.

     (a)  The Trustee shall act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

     (b)  The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iv) perform and observe its obligations under the Security Documents.

     (c)  If the Company (i) incurs Indebtedness constituting Credit Agreement Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Credit Agreement Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officer’s Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) (A) enter into such documents and agreements (including amendments or supplements to the Intercreditor Agreement) as the Company or the new Credit Agent shall request in order to provide to the new Credit Agent the rights of the Credit Agent contemplated by the Intercreditor Agreement and (ii) deliver to the Credit Agent the Collateral perfected by possession together with any necessary endorsements (or otherwise allow such Credit Agent to obtain control of such Collateral).

Section 10.10 Designations.

     For purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term “Credit Agreement,” “Credit Agreement Obligations”, “First-Lien Credit Facilities” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Credit Facilities provided pursuant to the Credit Agreement as the “First-Lien Credit Facility” and any Obligations in respect of the Credit Agreement as “Credit Agreement Obligations”.

ARTICLE 11.
NOTE GUARANTEES

Section 11.01 Guarantee.

     (a)  Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b)  Subject to Section 11.02, the Guarantors hereby agree that their obligations hereunder are full and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

     (c)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d)  Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

Section 11.02 Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Subsidiary Guarantee.

     To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

     Except as otherwise provided in Section 11.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) if the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Restricted Subsidiary immediately following such transaction, such Person assumes all the obligations of that Guarantor under this Indenture, its Subsidiary Guarantee, the Security Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor

Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05 Releases Following Sale of Assets.

     In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition, merger or consolidation was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

     Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Section 11.06 Release Following Designation as an Unrestricted Subsidiary.

     In the event the Company designates any Guarantor as an Unrestricted Subsidiary in accordance with Section 4.18, the Obligations of such Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be released.

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

     In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture; if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13.
MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02 Notices.

     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

GXS Corporation 100 Edison Park Drive Gaithersburg, MD 20878 Telecopier No.: (301) 340-5840 Attention: General Counsel

With a copy to:

Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Telecopier No.: (216) 579-0212 Attention: Christopher M. Kelly, Esq .

If to the Trustee:

Wells Fargo Bank Minnesota, N.A. 213 Court Street, Suite 703 Middletown, CT 06457 Telecopier No. 860-704-6219 Attention: Corporate Trust Services

     The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

     Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided that an Opinion of Counsel can rely as to matters of fact on an Officer’s Certificate or a certificate of a public official.

Section 13.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Trustee shall provide the Company reasonable notice of such rules. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11 Severability.

     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

     The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

S I G N A T U R E S

Dated as of March 21, 2003

GXS CORPORATION, a Delaware Corporation

By:	/s/ Michael Salvati Name: Michael Salvati Title: Senior Vice President, Chief Financial Officer & Treasurer

GLOBAL EXCHANGE SERVICES, INC., a Delaware corporation

By:	/s/ Michael Salvati Name: Michael Salvati Title: Senior Vice President, Chief Financial Officer & Treasurer

GLOBAL EXCHANGE SERVICES HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Salvati Name: Michael Salvati Title: President

GXS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ David Goldberg Name: David Goldberg Title: Director

TPN REGISTER, L.L.C., a Delaware limited liability company

By:	GLOBAL EXCHANGE SERVICES HOLDINGS, INC., Sole Member

By:	/s/ Michael Salvati Name: Michael Salvati Title: President

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Frank McDonald Name: Frank McDonald Title: Vice President

S-1

Schedule I

SCHEDULE OF GUARANTORS

     The following schedule lists each Guarantor under this Indenture as of the date of this Indenture:

1. Global eXchange Services, Inc.

2. Global eXchange Services Holdings, Inc.

3. GXS International, Inc.

4. TPN Register, L.L.C.

I-1

EXHIBIT A

[Face of Note] _______________________________________________________________________________________________

CUSIP/CINS _____________

Senior Secured Floating Rate Notes due 2008

No. ________________	$105,000,000

GXS CORPORATION

promises to pay to __________________________________________

or registered assigns,

the principal sum of ________________________________________________________________________________________

Dollars on July 15, 2008.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:

GXS CORPORATION

By:	_________________________________________ Name: Title:

This is one of the Notes referred
to in the within-mentioned Indenture:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as Trustee

By:	______________________________________________ Authorized Signatory

[Back of Note]
Senior Secured Floating Rate Notes due 2008

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. GXS Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate equal to LIBOR (which, as defined, will not be less than 3.0% per annum) for six-month U.S. dollar deposits for the applicable Interest Accrual Period plus 9.0% per annum, and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semiannually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On any Interest Payment Date, the Company shall also pay in cash such amount of accrued original issue discount on the Notes (as determined by the Company), if any, as shall be necessary to ensure that the Notes shall not be considered an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision. If the Company must make a payment in accordance with the preceding sentence, the Company shall notify the Trustee in writing of the amount of such payment at least five Business Days before the applicable Interest Payment Date. The preceding two sentences shall apply only to the extent necessary to achieve the objective therein described and shall apply only to amounts treated as original issue discount under the Code.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of March 21, 2003 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and these made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured on a second-priority basis by the Lien created by the Security Documents pursuant to, and subject to the terms of, the Indenture and the Intercreditor Agreement.

(5) OPTIONAL REDEMPTION.

(a) At any time after October 1, 2004, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage

2004	103.000%
2005	101.500%
2006 and thereafter	100.000%

     (b)  Any redemption pursuant to Section 3.07 of the Indenture shall be made in accordance with the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (in a minimum aggregate principal amount of $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) In the event that the Company and its Subsidiaries have Excess Cash Flow during any fiscal year of the Company (beginning with the fiscal year ending December 31, 2003), within 120 days after the end of such fiscal year, the Company must commence an offer (an “Excess Cash Flow Offer”) to all Holders pursuant to Section 3.09 of the Indenture to purchase the maximum amount of Notes that may be purchased with 75% of Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”), at a purchase price in cash equal to 100% of the outstanding principal amount of the Notes to be purchased, plus accrued and unpaid interest to the date of such purchase; provided, however, that the Excess Cash Flow Offer Amount will be reduced (but not below zero) by any amount necessary such that, after giving effect to such Excess Cash Flow Offer, the Company and its Consolidated Subsidiaries will have an aggregate of $20.0 million remaining of cash, Cash Equivalents and revolving credit available under one or more Credit Facilities, in each case measured as of the end of such fiscal year. If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, the Company may use such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Amount, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Excess Cash Flow Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

(c) If the Company or a Subsidiary consummates any Asset Sale, promptly following the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.10 of the Indenture to purchase or redeem the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price payable in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date and each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes (i) for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date, or (ii) during a period beginning at the opening of business 15 days before any Interest Payment Date and ending at the closing of business on such Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Notes or the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that would not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes, or if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or Security Documents.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) the Company defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) the Company defaults in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with the provisions of Section 4.07, 4.09 or 4.10 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any of the other agreements in the Indenture or the Security Documents; (vi) default under any Mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal or liquidation preference of such Indebtedness at the final stated maturity thereof (giving effect to any applicable grace periods and any extensions thereof) or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, if the principal amount of any such Indebtedness aggregates $10.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million not covered by insurance, which judgments are not paid, vacated, discharged, bonded or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Significant Subsidiaries; and (x) (a) any Guarantee or any Security Document or any security interest granted thereby is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect and such default continues for ten days after written notice, or (b) the Company or any Guarantor, or any Person acting on behalf of the Company or any Guarantor, denies or disaffirms its obligations under any Guarantee or Security Document. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding b y notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 21, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof (the “Registration Rights Agreement”).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

GXS Corporation
100 Edison Park Drive
Gaithersburg, MD 20878
Attention: General Counsel

ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     (I)  or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:_______________________

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 3.09, 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐	Section 3.09	☐	Section 4.10	☐ Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09, 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
			this Global Note	Signature of
	Amount of decrease	Amount of increase	following such	authorized officer
	in Principal Amount	in Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GXS Corporation
100 Edison Park Drive
Gaithersburg, MD 20878

[Registrar address block]

     Re: Senior Secured Floating Rate Notes due 2008

     Reference is hereby made to the Indenture, dated as of March 21, 2003 (the “Indenture”), among GXS Corporation, as issuer (the “Company”), the Guarantors named on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

     1.     ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     2.     ☐ Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     3.     ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a)   ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

     (b)   ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

or

     (c)   ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

     (d)   ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

     4.     ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (b) ☐ Check if Transfer is Pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐	144A Global Note (CUSIP 362384 AD 1), or

(ii)	☐	Regulation S Global Note (CUSIP U40429 AA 7), or

(iii)	☐	IAI Global Note (CUSIP 362384 AF 9); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐	144A Global Note (CUSIP 362384 AD 1), or

(ii)	☐	Regulation S Global Note (CUSIP U40429 AA 7), or

(iii)	☐	IAI Global Note (CUSIP 362384 AF 9), or

(iv)	☐	Unrestricted Global Note (CUSIP 362384 AF 6); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GXS Corporation
100 Edison Park Drive
Gaithersburg, MD 20878

[Registrar address block]

     Re: Senior Secured Floating Rate Notes due 2008

(CUSIP __________)

     Reference is hereby made to the Indenture, dated as of March 21, 2003 (the “Indenture”), among GXS Corporation, as issuer (the “Company”), the Guarantors named on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

     1.     Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     (a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive

Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c)   ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d)   ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     2.     Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     (a)  ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b)  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note,   ☐ Regulation S Global Note,   ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

GXS Corporation
100 Edison Park Drive
Gaithersburg, MD 20878

[Registrar address block]

     Re: Senior Secured Floating Rate Notes due 2008

     Reference is hereby made to the Indenture, dated as of March 21, 2003 (the “Indenture”), among GXS Corporation, as issuer (the “Company”), the guarantors named on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     In connection with our proposed purchase of $           aggregate principal amount of:

     (a)  ☐  a beneficial interest in a Global Note, or

     (b)  ☐  a Definitive Note,

     we confirm that:

     1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

     2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has famished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global

D-1

Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

     3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

     4.     We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

	By:	Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 21, 2003 (the “Indenture”) among GXS Corporation, (the “Company”, the Guarantors listed on Schedule I thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of               , 200_, among                                   (the “Guaranteeing Subsidiary”), a subsidiary of GXS Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 21, 2003 providing for the issuance of an aggregate principal amount of up to $105.0 million of Senior Secured Floating Rate Notes due 2008 (the “Notes”);

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2.     AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the

Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h) The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

     3.     EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     4.     GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a) The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) if the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Restricted Subsidiary immediately following such transaction, such Person assumes all the obligations of that Guaranteeing Subsidiary under this Supplemental Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture, which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the

Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     5.     RELEASES.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

     6.     NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7.     NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: __________, 20____

[GUARANTEEING SUBSIDIARY]

By:
Name: Title:

GXS CORPORATION

By:
Name: Title:

GLOBAL EXCHANGE SERVICES, INC.

By:
Name: Title:

GLOBAL EXCHANGE SERVICES HOLDINGS, INC.

By:
Name: Title:

GXS INTERNATIONAL, INC.

By:
Name: Title:

TPN REGISTER, L.L.C.

By:	GLOBAL EXCHANGE SERVICES HOLDINGS, INC., Sole Member

By:
Name: Title:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	Authorized Signatory